UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 3, 2011 (August 9, 2011)
Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment and Restatement of the LTIP
     On August 3, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership”), amended and restated the terms of the Buckeye Partners, L.P. 2009 Long-Term Incentive Plan (as previously amended on April 30, 2009, the “LTIP”). The LTIP is an incentive program that permits discretionary awards of phantom units, performance units, and distribution equivalent rights of the Partnership to employees who provide services to the Partnership, the General Partner, Buckeye Pipe Line Services Company and their affiliates.
     Change of Control Definition. The amendments reflected in the amended and restated LTIP (the “Amended LTIP”) modify the definition of Change of Control to take into account changes in ownership and structure that occurred following the November 19, 2010 merger transaction involving the Partnership and Buckeye GP Holdings L.P. (“Holdings”). Specifically, the Amended LTIP eliminates changes in the ownership of Holdings and its general partner, MainLine Management LLC, from the definition of Change of Control because Holdings has become a subsidiary of the Partnership. The revised definition also eliminates exceptions to a Change of Control based on changes in the ownership and control of the Partnership by ArcLight Capital Partners, LLC or Kelso & Company, as such parties no longer own a controlling interest in the Partnership’s units.
     Settlement Following Retirement or Termination without Cause. In addition, the LTIP was amended to provide that, in the event of a participant’s retirement more than six months prior to the end of a performance period, or upon an involuntary termination of a participant without cause during a performance period, the participant shall vest in a prorated portion of the participant’s performance units based on a payout performance multiplier of 100%. If the participant terminates employment on account of retirement within the six month period immediately prior to the end of the performance period, the participant will vest in a prorated portion of the participant’s performance units based on actual performance during a performance period. The LTIP also provides the Compensation Committee with the discretion to provide for the complete or partial exception to these requirements as it deems appropriate in the case of a participant who terminates employment on account of retirement. Prior to the amendment, in the event of a participant’s retirement prior to the end of a performance period, or upon an involuntary termination of a participant without cause during a performance period, performance units vested on a prorated basis based on actual performance during a performance period.
     The Amended LTIP is being filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.
Amendment and Restatement of the UDIP
     On August 4, 2011, the Board of Directors amended the terms of the Buckeye Partners, L.P. Unit Deferral and Incentive Plan (the “UDIP”), pursuant to which phantom units of the Partnership may be awarded in lieu of cash compensation at the election of certain employees.
     Change of Control Definition. The amended and restated UDIP (the “Amended UDIP”)

reflects changes to the definition of Change of Control substantially similar to those made in the Amended LTIP as described above.
     Authority to Amend the UDIP. The amendments to the UDIP also provide authority to the Committee, in addition to the Board, to amend the UDIP. Prior to the adoption of the Amended UDIP, only the Board had authority to amend the UDIP.
     The Amended UDIP is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Buckeye Partners, L.P. 2009 Long-Term Incentive Plan (as amended and restated effective August 3, 2011)

10.2	Buckeye Partners, L.P. Unit Deferral and Incentive Plan (as amended and restated effective August 4, 2011)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: August 9, 2011

Exhibit Index

Exhibit

10.1	Buckeye Partners, L.P. 2009 Long-Term Incentive Plan (as amended and restated effective August 3, 2011)

10.2	Buckeye Partners, L.P. Unit Deferral and Incentive Plan (as amended and restated effective August 4, 2011)